Exhibit 99.1

Inhibikase Therapeutics Announces Second Quarter 2026

Financial Results and Highlights Recent Activity

WILMINGTON, Del., August 11, 2026 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing IKT-001, a novel once-daily oral anti-proliferative for Pulmonary Arterial Hypertension (“PAH”), today reported financial results for the quarter ended June 30, 2026, and highlighted recent developments.

“During our second quarter and in recent weeks we continued to advance our Phase 3 IMPROVE-PAH study with 26 country regulatory approvals together with the recent initiation of 43 clinical sites across a range of countries,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “Also, during the quarter, favorable results of pre-clinical and Phase 1 studies of IKT-001 were presented at the American Thoracic Society International Conference, with data demonstrating improvements in pulmonary vascular and hemodynamic markers of PAH and lower potential for GI toxicity compared to imatinib mesylate. Together with the recent grant of Orphan Drug Designation from the U.S. FDA and the $50 million proceeds from the sale of shares to RA Capital, Inhibikase is well-positioned to advance IKT-001 toward its potential as the first once-daily oral anti-proliferative offering significant potential benefits to the PAH patient population.”

Recent Developments

•

In April 2026, Inhibikase received confirmation from the European Medicines Agency that the Company is permitted to initiate its Phase 3 study in PAH, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH; NCT07365332). Globally, regulatory approvals for the Phase 3 study have been obtained in 26 countries with 3 additional country approvals pending and 4 additional country regulatory submissions planned.

•

The global IMPROVE-PAH trial is a two-part adaptive Phase 3 study. Part A of IMPROVE-PAH is a double blind, placebo-controlled study in approximately 140 patients with a primary endpoint of change in Pulmonary Vascular Resistance (“PVR”) at Week 24. Part B of IMPROVE-PAH seamlessly begins following the enrollment of the last patient in Part A and adopts an identical format to Part A except the primary endpoint of Part B is change in 6-minute walk distance (“6MWD”) at Week 24 in approximately 346 patients.

•

In July 2026, the Company sold 25,000,000 shares of the Company’s common stock to RA Capital Management through its at-the-market (“ATM”) facility for gross proceeds of $50 million. Subsequently, in July 2026, 18,030,000 of these shares of common stock were exchanged for pre-funded warrants to purchase shares of common stock.

•

In July 2026, the FDA’s Office of Orphan Products Development granted Orphan Drug Designation (“ODD”) for IKT-001. ODD provides potential development incentives, including eligibility for tax credits on qualified clinical trial costs, exemption from certain FDA user fees, and the potential for seven years of market exclusivity upon regulatory approval.

Presentations

•

In May 2026, pre-clinical and Phase 1 data for IKT-001 were presented at the American Thoracic Society (“ATS”) International Conference in Orlando, Florida. These presentations included data demonstrating the following:

•

The potential for IKT-001 to have an improved gastro-intestinal (“GI”) side-effect profile, including gastric emptying benefits and reduced impairment of intestinal motility compared to imatinib mesylate. IKT-001 remains intact in the stomach and the intestine and is not converted to imatinib until it reaches the blood, with in vitro pharmacology studies demonstrating an 18-fold decrease in c-Kit inhibition which has been implicated in the GI side-effects of imatinib.

•	Single doses of IKT-001 resulted in rapid and dose proportional exposure of circulating imatinib, which were well tolerated over a 300-800 mg range with no indication of dose-dependent GI toxicities.

Financial Results

Cash Position: As of June 30, 2026, cash, cash equivalents and marketable securities were $159.0 million. Subsequent to the close of the quarter the Company announced that it had sold 25,000,000 shares of the Company’s common stock to RA Capital Management through its ATM facility for gross proceeds of $50 million. The Company expects that the additional capital raised through this financing, together with existing cash reserves, will support operations through topline data readout in Part B of the ongoing global Phase 3 IMPROVE-PAH clinical study, assuming the full and timely exercise of the outstanding Series A and B Warrants.

As of June 30, 2026, there were 132.0 million shares of common stock and 42.5 million pre-funded warrants outstanding.

Net Loss: Net loss for the quarter ended June 30, 2026, was $19.6 million, or $0.11 per share, compared to a net loss of $9.9 million, or $0.11 per share in the quarter ended June 30, 2025. Net loss for the six months ended June 30, 2026, was $36.0 million, or $0.21 per share, compared to a net loss of $23.6 million, or $0.26 per share, for the six months ended June 30, 2025.

R&D Expenses: Research and development expenses were $13.4 million for the quarter ended June 30, 2026, compared to $5.3 million for the quarter ended June 30, 2025. Research and development expenses were $24.2 million for the six months ended June 30, 2026, compared to $15.8 million for the six months ended June 30, 2025.

SG&A Expenses: Selling, general and administrative expenses for the quarter ended June 30, 2026 were $7.7 million, compared to $5.9 million for the quarter ended June 30, 2025. Selling, general and administrative expenses for the six months ended June 30, 2026 were $15.0 million, compared to $11.2 million for the six months ended June 30, 2025, which included $1.0 million of severance expenses for prior senior executives of the Company.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases, namely, Pulmonary Arterial Hypertension (“PAH”), in which aberrant signaling through type III receptor tyrosine kinases, including platelet derived growth factor receptors and a stem cell factor receptor, known as “c-Kit,” has been implicated. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate (“imatinib”), for PAH which is an orphan indication. Imatinib was first approved in the United States in 2001 for various cancers and blood disorders and, following more than 20 years of clinical use, has a well-characterized safety profile with the first reported use of imatinib in PAH occurring in 2005. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans. Our single pivotal Phase 3 clinical study in PAH in approximately 180 sites around the world, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is actively enrolling patients.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use LinkedIn as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential of IKT-001, including its potential to become a once-daily oral anti-proliferative treatment for PAH and its potential benefits to patients with PAH, the advancement of the Company’s global pivotal Phase 3 clinical study of IKT-001 in PAH, including the timing, design, initiation and conduct of the IMPROVE-PAH study and related regulatory submissions, the Company’s ability to obtain additional regulatory approvals for the IMPROVE-PAH study, the Company’s beliefs regarding the potential advantages of the Phase 3 clinical study of IKT-001, the potential benefits of Orphan Drug Designation, the Company’s expectations regarding its cash runway and ability to fund operations through topline data readout in Part B of IMPROVE-PAH, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to execute a Phase 3 study to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

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Inhibikase Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$31,206,707	$139,220,208
Marketable securities	127,812,140	39,543,820
Prepaid research and development	2,346,641	1,001,993
Prepaid expenses and other current assets	933,938	343,374
Deferred offering costs	44,489	—

Total current assets	162,343,915	180,109,395
Prepaid research and development, noncurrent	1,000,000	1,000,000
Other assets	244,697	95,121

Total assets	$163,588,612	$181,204,516

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$991,720	$1,158,054
Accrued expenses and other current liabilities	9,268,306	4,081,282
Contingent consideration liability	—	3,061,501

Total current liabilities	10,260,026	8,300,837

Total liabilities	10,260,026	8,300,837

Commitments and contingencies (see Note 15)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized; 132,032,636 and 131,691,237 shares issued and outstanding (including 0 and 4,149,252 contingently issuable shares - see Note 10) at June 30, 2026 and December 31, 2025, respectively	132,032	131,691
Additional paid-in capital	331,921,179	315,429,986
Accumulated other comprehensive income (loss)	(72,754)	21,802
Accumulated deficit	(178,651,871)	(142,679,800)

Total stockholders’ equity	153,328,586	172,903,679

Total liabilities and stockholders’ equity	$163,588,612	$181,204,516

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Costs and expenses:
Research and development	$13,393,464	$5,270,967	$24,232,614	$15,784,546
Selling, general and administrative	7,657,531	5,919,731	15,033,654	11,169,022
Change in fair value contingent consideration	—	(358,420)	(373,354)	(1,523,284)

Total costs and expenses	21,050,995	10,832,278	38,892,914	25,430,284

Loss from operations	(21,050,995)	(10,832,278)	(38,892,914)	(25,430,284)
Other income	1,459,764	916,755	2,920,843	1,836,026

Net loss	(19,591,231)	(9,915,523)	(35,972,071)	(23,594,258)
Other comprehensive income (loss), net of tax Unrealized gain (loss) on marketable securities	(46,461)	(1,977)	(94,556)	34,304

Comprehensive loss	$(19,637,692)	$(9,917,500)	$(36,066,627)	$(23,559,954)

Net loss per share – basic and diluted	$(0.11)	$(0.11)	$(0.21)	$(0.26)

Weighted-average number of shares – basic and diluted	174,571,543	90,009,625	173,445,493	89,774,703

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(35,972,071)	$(23,594,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	36,812
Stock-based compensation expense	10,905,776	6,250,938
Write-off of in-process research and development	—	7,357,294
Change in fair value contingent consideration	(373,354)	(1,523,284)
Non-cash accretion on marketable securities	(1,969,587)	—
Changes in operating assets and liabilities:
Operating lease right-of-use assets	—	66,519
Prepaid expenses and other current assets	(590,564)	7,526
Prepaid research and development	(1,344,648)	(57,547)
Other assets	(149,576)	—
Accounts payable	(196,334)	1,592,656
Operating lease liabilities	—	(72,573)
Accrued expenses and other current liabilities	5,187,024	258,156

Net cash used in operating activities	(24,503,334)	(9,677,761)

Cash flows from investing activities
Purchases of equipment and improvements	—	(13,399)
Purchases of investments - marketable securities	(145,618,289)	—
Maturities of investments - marketable securities	59,225,000	31,350,103
Acquired in-process research and development	—	(438,624)

Net cash provided by (used in) investing activities	(86,393,289)	30,898,080

Cash flows from financing activities
Deferred offering costs	(14,489)	—
Proceeds from issuance of common stock, pre-funded warrants and warrants, net of issuance costs	2,897,611	150
Issuance of common stock from exercise of options	—	31,621

Net cash provided by financing activities	2,883,122	31,771

Net increase (decrease) in cash and cash equivalents	(108,013,501)	21,252,090
Cash and cash equivalents at beginning of period	139,220,208	56,490,579

Cash and cash equivalents at end of period	$31,206,707	$77,742,669

Supplemental disclosures of cash flow information
Issuance costs	$85,000	$—

Non-cash investing and financing activities
Contingent consideration	$—	$2,912,159
Settlement of contingent consideration liability	$2,688,147	$—
Non-cash financing costs included in accounts payable and accrued expenses	$30,000	$307,373
CorHepta transaction costs	$—	$175,000